EXHIBIT 12.1

CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                          For the
                                                     nine months ended
                                                        September 30,                    For the Year ended December 31,
                                                    --------------------       ----------------------------------------------------
(amounts in thousands)                                2000         1999         1999         1998         1997      1996      1995
                                                    -------       ------       ------       ------       ------    ------    ------
Income before provision for income taxes .........  $16,098       14,381       19,074       18,049       16,983    14,219    14,584

Add back:
    Interest:
         With deposits ...........................   27,360       19,703       27,635       25,470       24,925    22,639    19,285
         Without deposits ........................   11,114        8,008       11,141        8,903        9,457     8,891     7,767

Earnings base:
         With deposits ...........................   43,458       34,084       46,709       43,519       41,908    36,858    33,869
         Without deposits ........................   27,212       22,389       30,215       26,952       26,440    23,110    22,351

Fixed charges:
         Including interest on deposits ..........   27,360       19,703       27,635       25,470       24,925    22,639    19,285
         Excluding interest on  deposits .........   11,114        8,008       11,141        8,903        9,457     8,891     7,767

Ratio of earnings to fixed charges:
         Including interest on deposits ..........     1.59         1.73         1.69         1.71         1.68      1.63      1.76
         Excluding interest on  deposits .........     2.45         2.80         2.71         3.03         2.80      2.60      2.88

                                                    For the nine months ended                         For the year ended
                                                        September 30, 2000                             December 31, 1999
                                             -----------------------------------------          --------------------------------
                                                                        Glacier after                              Glacier after
                                                         Glacier and    WesterFed and              Glacier and   WesterFed and
                                                          WesterFed      Idaho/Utah                 WesterFed      Idaho/Utah
                                              Glacier     Combined      acquisitions     Glacier    Combined      acquisitions
                                             ----------  -----------    -------------    --------  ------------  ---------------
Income before provision for Income taxes...     16,098     22,740           24,100         19,074     25,658        27,539

Add back:
  Interest:
    With deposits..........................     27,360     60,135           66,737         27,635     69,072        77,874
    Without deposits.......................     11,114     23,723           25,283         11,141     26,785        28,865

Earnings base:
    With deposits..........................     43,458     82,875           90,837         46,709     94,730       105,413
    Without deposits.......................     27,212     48,463           49,383         30,215     52,443        56,404

Fixed charges:
    Including interest on deposits.........     27,360     60,135           66,737         27,635     69,072        77,874
    Excluding interest on deposits.........     11,114     23,723           25,283         11,141     26,785        28,865

Ratio of earnings to fixed charges:
    Including interest on deposits.........       1.59       1.38             1.36           1.69       1.37          1.35
    Excluding interest on deposits.........       2.45       1.56             1.95           2.71       1.96          1.95